CONTACT:	Michal D. Cann - President & CEO Rick A. Shields - SVP & CFO 360.679.3121	CORPORATE INVESTOR RELATIONS 5333 - 15TH AVENUE SOUTH, SUITE 1500 SEATTLE, WA 98108 206.762.0993 www.stockvalues.com

NEWS RELEASE

WASHINGTON BANKING COMPANY POSTS 27% NET INCOME GROWTH IN THE
FOURTH QUARTER; CREDIT QUALITY IMPROVES AND LOAN GROWTH REMAINS STRONG

OAK HARBOR, WA – January 25, 2005 – Washington Banking Company (Nasdaq: WBCO) today reported that strong loan generation at its Whidbey Island Bank subsidiary led to record net income in the fourth quarter and contributed to a moderate increase in profits for the year. For the quarter ended December 31, 2004, net income increased 27% to $2.0 million, or $0.35 per diluted share, compared to $1.6 million, or $0.28 per diluted share in the fourth quarter a year ago.

For the 2004 full year, net income increased 4% to $6.2 million, or $1.10 per diluted share, versus $6.0 million, or $1.08 per diluted share in the previous year. Results for 2004 were negatively impacted $0.07 per diluted share, by the operating loss and closing costs associated with Washington Funding Group (WFG), a wholesale mortgage funding subsidiary. WFG also posted a small operating loss of $0.01 per diluted share in 2003. Excluding this discontinued operation, earnings per diluted share grew 7% for the year 2004 to $1.17, compared to $1.09 in 2003. All per share data has been adjusted to reflect the 15% stock dividend issued February 26, 2004.

“Our success in the fourth quarter is representative of the solid foundation that’s been built by Whidbey Island Bank,” stated Michal Cann, President and CEO. “Loan production remains strong, particularly real estate construction and commercial real estate. Also, our credit quality has improved and net charge-offs have declined. In 2005, we will focus on further strengthening our community banking relationships.”

Fourth quarter 2004 highlights, as compared to fourth quarter a year ago, include:

  Profits increased 27% to a record $2.0 million.
  Revenues grew 16%, reflecting a 39% increase in noninterest income.
  Strong balance sheet growth, with loans up 16% and deposits up 12%.
  Real estate construction loans grew 49% and commercial real estate loans increased by 30%.
  Nonperforming assets, nonperforming loans, and net charge-offs all improved.
  Return on average equity was 16.42%, compared to 14.38%.
  Return on average assets was 1.21%, compared to 1.07%.
  Efficiency ratio improved to 59.92%, compared to 65.17%.

“We continue to diversify our loan portfolio to lower our risk and capitalize on opportunities in the local market,” stated Rick Shields, Senior Vice President and Chief Financial Officer. “Demand for real estate construction and commercial real estate loans remains high and we also see good potential to build our commercial loan portfolio in 2005. While indirect auto lending through local dealers remains a component of our business, we anticipate continuing to sell off a portion of our production going forward in an effort to limit our exposure. As our total loan portfolio continues to grow, I expect indirect loans will decrease as a percentage of total loans, but remain fairly constant in dollars.”

At year-end, Washington Banking Company increased its total loans 16% to $580.0 million from $499.9 million a year ago. Real estate construction loans increased 49%, growing to 18% of loans at year-end 2004, compared to 14% a year earlier. Commercial real estate loans grew by 30% in the year and now represent 30% of the total portfolio, versus 27% at the end of 2003. Consumer loans remained relatively flat from a year ago, reflecting the ongoing sales of indirect loans, but decreased to 30% of the portfolio, compared to 35% at the end of 2003. Single-family mortgages grew slightly to 8% of loans at year-end 2004, compared to 7% the prior year, and commercial loans decreased to 14% of the portfolio, compared to 18% at the end of December 2003.

Non-performing loans (NPLs) improved to $2.8 million, or 0.48% of total loans at the end of December, compared to $4.2 million, or 0.83% of total loans at December 31, 2003. Nonperforming assets declined to $4.0 million, or 0.61% of total assets at year-end, from $4.7 million, or 0.80% of total assets a year ago.

“Credit quality has improved on a year-over-year basis and our focus on increased credit discipline has contributed to a decrease in net charge-offs, which declined to 0.32% of average total loans in 2004 from 0.56% a year ago,” Cann said. “I believe that our loss experience in 2004 is more representative of the overall risk level of our portfolio than year-ago numbers.”

(more)

WBCO –Profits up 27% in 4Q04
January 25, 2005
Page Two

Net charge-offs improved by 34% to $1.7 million in 2004, compared to $2.6 million in the previous year. The annual provision for loan losses was $3.5 million, up 9% from $3.2 million a year ago, reflecting strong loan growth. As a result, the allowance for loan losses totaled $7.9 million or 1.36% of loans at year-end 2004, compared with $6.1 million or 1.22% of loans at year-end 2003. Management continually assesses loan quality and believes that the level of the allowance is appropriate under current circumstances and economic conditions.

“Total deposits are up 12% from a year ago,” Shields said. “As a community bank, we concentrate on gathering both consumer and business deposits as our primary source for funding loan growth.” Low interest- and noninterest-bearing deposits increased by $38.9 million in 2004, to $352.8 million, representing 63% of total deposits at year-end, unchanged from year-end 2003. Time deposits increased $22.6 million to $210.2 million.

Net interest margin was 5.23% in the fourth quarter of 2004, compared to 5.19% a year ago. For the year, net interest margin was 5.14% versus 5.21% in 2003. “The margin showed some improvement from the fourth quarter a year ago, but experienced a slight compression on an annual basis,” said Shields. “I believe that we can maintain our margin in the 5.10% to 5.35% range for 2005.”

Return on average equity (ROE) was 16.42% and return on average assets (ROA) was 1.21% in the fourth quarter of 2004, up from 14.38% and 1.07%, respectively, a year ago. For the full year ended December 31, 2004, ROE was 13.37% and ROA was 0.98%, compared to 14.43% and 1.06%, respectively, in 2003.

Revenues (tax equivalent net interest income before the provision for loan losses plus non-interest income) increased 16% in the fourth quarter to $9.8 million, versus $8.4 million in the 2003 fourth quarter. For the year, revenues grew 10% to $36.6 million, compared to $33.4 million in 2003.

Interest income and interest expense both increased in the fourth quarter, reflecting the rising interest rate environment as well as the growing balance sheet. Net interest income increased 12% for the fourth quarter to $7.8 million, compared to $7.0 million in the final quarter of 2003. For the full year, interest income grew 7% while interest expense stayed fairly flat. For the one year period, net interest income was up 9% to $29.6 million, compared to $27.1 million in 2003. Noninterest income grew 39% to $1.9 million, from $1.4 million in the fourth quarter last year, largely due to BOLI, increased service charges, and SBA fees. Noninterest income for the year increased 14% to $6.7 million in 2004, from $5.9 million last year.

“Noninterest expense grew 7% to $5.9 million, compared to $5.5 million in the fourth quarter of 2003, a very moderate increase that reflects our commitment to keeping operating expenses in check,” Cann said. “Earlier this month we opened our Friday Harbor branch, so I expect that noninterest expense will continue to trend slightly upward. Continuing to improve our efficiency ratio remains a priority.” Washington Banking Company’s efficiency ratio was 59.92% in the fourth quarter, improving from 65.17% last year. Noninterest expense grew 11% to $23.3 million, compared to $21.0 million in 2003, as compensation and occupancy and equipment expenses increased, largely due to the growth of the company. The efficiency ratio was 63.55% in 2004, compared to 62.96% for the previous year.

Shareholders’ equity increased 12% to $49.6 million at the end of December 2004, and book value per share grew to $9.13 at year-end, from $8.28 a year ago.

Management will host a conference call today, January 25, at 10:00 am PDT (1:00 pm EDT) to discuss results for the fourth quarter and 2004. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (303) 262-2130, or to listen to the call live from the Investor Relations page of Whidbey Island Bank’s website, www.wibank.com. Shortly after the call concludes, the replay will be archived for three weeks at (303) 590-3000, using access code 11019512#.

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 19 full-service branches located in five counties in Northwestern Washington.

www.wibank.com

This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, credit quality and loan losses, and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “expect,” “will,” “believe”, and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; and (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

(more)

WBCO –Profits up 27% in 4Q04
January 25, 2005
Page Three

CONSOLIDATED BALANCE SHEETS (unaudited) (in thousands except per share data)	December 31, 2004	December 31, 2003
Assets
Cash and Due from Banks	$16,814	$15,454
Interest-Earning Deposits with Banks	1,119	356
Fed Funds Sold	—	4,795

Total Cash and Cash Equivalents	17,933	20,605

Securities Available for Sale	19,304	15,421
Securities Held to Maturity	—	14,745

Total Securities	19,304	30,166

Subsidiary Investment (1)	295	—
FHLB Stock	1,976	2,280

Loans Held for Sale	8,311	8,251

Loans Receivable	579,980	499,919
Less: Allowance for Loan Losses	(7,903)	(6,116)

Loans, Net (2)	572,077	493,803

Premises and Equipment, Net	20,375	19,814
Bank Owned Life Insurance	10,217	—
Other Real Estate Owned	1,222	504
Deferred Tax Assets	1,612	1,659
Other Assets	4,402	4,659

Total Assets	$657,724	$581,741

Liabilities and Shareholders Equity
Deposits:
Noninterest-Bearing	$77,820	$75,756
Interest-Bearing	274,999	238,180
Time Deposits	210,182	187,561

Total Deposits	563,001	501,497

Fed Funds Purchased	22,000	5,000
Other Borrowed Funds	5,000	12,500
Junior Subordinated Debentures (1)	15,007	—
Trust Preferred Securities	—	15,000
Other Liabilities	3,125	3,384

Total Liabilities	608,133	537,381

Shareholders' Equity:
Preferred Stock (no par value)
Authorized 20,000 Shares:
None Outstanding	—	—

Common Stock (no par value)
Authorized 10,000,000 Shares:
Issued and Outstanding 5,429,289 at 12/31/04	31,516	31,125
and 5,357,880 at 12/31/03
Retained Earnings	17,928	13,273
Unrealized Gain (Loss) on Securities Available
for Sale, Net of Tax	147	(38)

Total Shareholders' Equity	49,591	44,360

Total Liabilities and Shareholders' Equity	$657,724	$581,741

(1) The Financial Accounting Standards Board issued Interpretation No. 46R which calls for the deconsolidation of trust preferred securities.
(2) Prior period was restated to reflect the exclusion of loans held for sale.

(more)

WBCO –Profits up 27% in 4Q04
January 25, 2005
Page Four

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) ($ in thousands, except per share data)	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Interest Income
Loans	$9,934	$8,674	$37,428	$34,533
Taxable Investment Securities	81	109	345	324
Tax Exempt Securities	88	175	482	675
Other	54	68	209	381

Total Interest Income	10,157	9,026	38,464	35,913

Interest Expense
Deposits	2,035	1,718	7,669	7,414
Other Borrowings	91	147	431	612
Junior Subordinated Debentures (1)	217	—	782	—
Trust Preferred Securities	—	182	—	742

Total Interest Expense	2,343	2,047	8,882	8,768

Net Interest Income	7,814	6,979	29,582	27,145

Provision for Loan Losses	(1,175)	(762)	(3,500)	(3,200)

Net Interest Income after Provision for Loan Losses	6,639	6,217	26,082	23,945

Noninterest Income
Service Charges and Fees	729	651	2,986	2,127
Income from the Sale of Loans	171	297	1,183	2,117
Gain on Sale of Securities	—	—	144	—
Other Income	1,016	430	2,403	1,646

Total Noninterest Income	1,916	1,378	6,716	5,890

Noninterest Expense
Compensation and Employee Benefits	3,420	3,116	13,744	12,274
Occupancy and Equipment	992	960	3,899	3,585
Office Supplies and Printing	167	180	644	657
Data Processing	117	114	490	459
Consulting and Professional Fees	210	228	793	637
Other	961	905	3,697	3,402

Total Noninterest Expense	5,867	5,503	23,267	21,014

Income before Income Taxes	2,688	2,092	9,531	8,821
Provision for Income Taxes	(708)	(474)	(2,985)	(2,798)

Income from Continuing Operations	1,980	1,618	6,546	6,023
Income (loss) from Discontinued Operations, Net of
Tax	—	(61)	(370)	(56)

Net Income	1,980	1,557	6,176	5,967

Net Income per Common Share (2)
Basic
Continuing Operations	$0.37	$0.30	$1.21	$1.13
Disontinued Operations	—	(0.01)	(0.07)	(0.01)

Net Income	$0.37	$0.29	$1.14	$1.12

Diluted
Continuing Operations	$0.35	$0.29	$1.17	$1.09
Disontinued Operations	—	(0.01)	(0.07)	(0.01)

Net Income	$0.35	$0.28	$1.10	$1.08

Average Number of Common Shares Outstanding (2)	5,418,534	5,355,161	5,407,012	5,341,461
Fully Diluted Average Common and Common
Equivalent Shares Outstanding (2)	5,620,773	5,582,684	5,600,960	5,548,681

(1) The Financial Accounting Standards Board issued Interpretation No. 46R which calls for the deconsolidation of trust preferred securities.
(2) Adjusted for 15% stock dividend distributed 2/26/04.

(more)

WBCO –Profits up 27% in 4Q04
January 25, 2005
Page Five

	Quarter Ended December 31,		Year Ended December 31,
FINANCIAL STATISTICS (unaudited) ($ in thousands, except per share data)	2004	2003	2004	2003
Revenues (1)	$9,791	$8,444	$36,612	$33,376

Averages
Total Assets	$652,965	$581,967	$627,354	$563,963
Loans and Loans Held for Sale	$570,442	$494,930	$547,462	$474,874
Interest Earning Assets	$601,881	$544,460	$581,535	$527,553
Deposits	$576,184	$505,461	$550,926	$489,688
Shareholders' Equity	$48,222	$43,306	$46,203	$41,355

Financial Ratios
Return on Average Assets, Annualized	1.21%	1.07%	0.98%	1.06%
Return on Average Equity, Annualized	16.42%	14.38%	13.37%	14.43%
Average Equity to Average Assets	7.39%	7.44%	7.36%	7.33%
Efficiency Ratio (2)	59.92%	65.17%	63.55%	62.96%
Net Interest Margin (3)	5.23%	5.19%	5.14%	5.21%
Net Interest Spread	4.98%	4.91%	4.88%	4.91%

Period End

Book Value Per Share (4)			$9.13	$8.28

Credit Quality	Quarter Ended December 31,		Year Ended December 31,
Allowance for Loan Losses Activity:	2004	2003	2004	2003
Balance at beginning of period	$7,506	$6,342	$6,116	$5,514
Indirect Loans- Net Charge-offs	(251)	(373)	(926)	(1,055)
Other Loans- Net Charge-offs	(527)	(615)	(787)	(1,543)

Total Net Charge-offs	(778)	(988)	(1,713)	(2,598)
Provision for loan losses	1,175	762	3,500	3,200

Balance at end of period	$7,903	$6,116	$7,903	$6,116

Net Charge-offs to Average Loans:
Indirect Loans Net Charge-Offs, to Avg Indirect
Loans, Annualized	1.03%	1.45%	0.90%	1.05%
Other Loans Net Charge-Offs, to Avg Other Loans,
Annualized (5)	0.45%	0.65%	0.18%	0.43%
Net Charge-offs to Average Total Loans (5)	0.55%	0.82%	0.32%	0.56%

(1) Revenues is the tax equivalent net interest income before provision for loan losses plus noninterest income.
(2) Efficiency ratio is noninterest expense divided by the sum of tax equivalent net interest income and noninterest income.
(3) Tax equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin for comparative purposes.
(4) Adjusted for 15% stock dividend distributed on 2/26/04.
(5) Excludes loans held for sale.

(more)

WBCO –Profits up 27% in 4Q04
January 25, 2005
Page Six

FINANCIAL STATISTICS (unaudited) ($ in thousands, except per share data)	December 31, 2004	December 31, 2003

Nonperforming Assets
Nonperforming Loans (1)	$2,812	$4,158
Other Real Estate Owned	1,222	504

Total Nonperforming Assets	$4,034	$4,662

Potential Problem Loans	$356	$314
Impaired Loans	605	2,563

Nonperforming Loans to Loans (2)	0.48%	0.83%
Nonperforming Assets to Assets	0.61%	0.80%
Allowance for Loan Losses to Nonperforming
Loans	281.05%	147.09%
Allowance for Loan Losses to Nonperforming
Assets	195.91%	131.19%
Allowance for Loan Losses to Loans (2)	1.36%	1.22%

Loan Composition

Commercial	$80,927	$87,371
Real Estate Mortgages:
1 - 4 Family Residential (2)	46,242	35,209
Commercial	173,280	133,539
Real Estate Construction	105,940	70,974
Consumer:
Indirect	97,856	105,629
Direct	75,360	66,777
Deferred Fees	375	420

Total Loans	$579,980	$499,919

(1) Nonperforming loans includes nonaccrual loans plus accruing loans 90 days or more past due.
(2) Excludes loans held for sale.

-0-

NOTE: Transmitted on Business Wire at 5:00 a.m. PST, January 25, 2005.